Exhibit 21

✓  W. R. GRACE & CO., a Delaware

U.S. SUBSIDIARIES

February 2, 2012

✓  Chapter 11 Filing — April 2, 2001

	SUBSIDIARY NAME	STATE OF INCORPORATION
	Alltech Associates, Inc.	IL
	AP Chem Incorporated	MD
	Construction Products Dubai, Inc.	DE
✓	Darex Puerto Rico, Inc.	DE
	De Neef Construction Chemicals (US) Inc.	TX
✓	Dewey and Almy, LLC	DE
✓	Ecarg, Inc.	NJ
✓	Gloucester New Communities Company, Inc.	NJ
	Grace Asia Pacific, Inc.	DE
	Grace Chemicals, Inc.	DE
✓	Grace Chemical Company of Cuba	IL
	Grace Collections, Inc.	DE
✓	Grace Energy Corporation	DE
✓	Grace Europe, Inc.	DE
	Grace Germany Holdings, Inc.	DE
✓	Grace International Holdings, Inc.	DE
	Grace Latin America, Inc.	DE
	Grace Management Services, Inc.	DE
✓	Grace PAR Corporation	DE
	Grace Receivables Purchasing, Inc.	DE
✓	W. R. Grace Capital Corporation	NY
✓	W. R. Grace & Co.-Conn.	CT
✓	W. R. Grace Land Corporation	NY
✓	Guanica-Caribe Land Development Corporation	DE
✓	Hanover Square Corporation	DE
	Ichiban Chemical Co., Inc.	DE
✓	Kootenai Development Company	MT
✓	Remedium Group, Inc.	DE
	Verifi LLC (f/k/a GR 2008 LLC)	MD
✓	Water Street Corporation	DE

NON-U.S. SUBSIDIARIES

COUNTRY/ SUBSIDIARY NAME

AUSTRALIA
Alltech Associates (Australia) Pty. Ltd.
Grace Australia Pty. Ltd.
BELGIUM
De Neef Construction Chemicals NV
Grace Construction Products N.V.
Grace S.A. (f/k/a Grace N.V.)
Grace Silica N.V.
Inverco Benelux N.V.
BRAZIL
Grace Brasil Ltda.
Grace Davison Ltda.
CANADA
GEC Divestment Corporation Ltd.
Grace Canada, Inc.
W. R. Grace Finance (NRO) Ltd.
CHILE
Grace Quimica Compania Limitada
CHINA - PEOPLE’S REPUBLIC OF
Grace China Ltd.
Grace Trading (Shanghai) Co., Ltd.
COLOMBIA
Grace Colombia S.A.
CUBA
Envases Industriales y Comerciales, S.A.
Papelera Camagueyana, S.A.
FRANCE
Alltech France S.A.R.L.
De Neef France S.A.R.L.
Grace Produits de Construction SAS
W. R. Grace S.A.
GERMANY
Alltech Grom GmbH
De Neef Deutschland GmbH
Grace Bauprodukte GmbH
Grace Darex GmbH
Grace Energy GmbH (f/k/a Grace Holding GmbH)
Grace Europe Holding GmbH
Grace GP GmbH
Grace Management GP GmbH
Grace Silica GmbH

COUNTRY/ SUBSIDIARY NAME

GREECE
Grace Hellas E.P.E.
HONG KONG
Alltech Applied Science Labs (HK) Limited
Alltech Scientific (China) Limited
De Neef Construction Chemicals (China) Limited
W. R. Grace (Hong Kong) Limited
HUNGARY
Grace Értékesito Kft.
INDIA
Grace Davison Chemicals India Pvt. Ltd. (f/k/a Flexit Laboratories Private Ltd.)
W. R. Grace & Co. (India) Private Limited
INDONESIA
PT. Grace Specialty Chemicals Indonesia
IRELAND
Amicon Ireland Limited
Grace Construction Products (Ireland) Limited
Trans-Meridian Insurance (Dublin) Ltd.
ITALY
Alltech Italia S.R.L.
W. R. Grace Italiana S.p.A.
JAPAN
Grace Chemicals K.K.
Grace Japan Kabushiki Kaisha
KOREA
Grace Korea Inc.
LUXEMBOURG
Grace Luxembourg S.a.r.l.
MALAYSIA
W. R. Grace (Malaysia) Sendiran Berhad
W. R. Grace Specialty Chemicals (Malaysia) Sdn. Bhd.
MEXICO
Grace Container, S. A. de C. V.
W. R. Grace Holdings, S. A. de C. V.
NETHERLANDS
Alltech Applied Science B.V.
Amicon B.V.
Denac Nederland B.V.
LC Service B.V.
W. R. Grace B.V.
NETHERLANDS ANTILLES
W. R. Grace N.V.
NEW ZEALAND
Grace (New Zealand) Limited

COUNTRY/ SUBSIDIARY NAME

PANAMA
W. R. Grace (Panama) S.A.
PHILIPPINES
W. R. Grace (Philippines), Inc.
W.R. Grace Operations Center, Inc.
POLAND
Grace Sp. z o.o.
PORTUGAL
De Neef Portugal, LDA
RUSSIA
Darex CIS LLC
SINGAPORE
De Neef Asia Pte. Ltd.
W. R. Grace (Singapore) Private Limited
SOUTH AFRICA
Grace Davison (Proprietary) Limited
W. R. Grace Africa (Proprietary) Limited
SPAIN
Grace, S.A.
De Neef Technologies S.L.
Pieri Especialidades, S.L.
SWEDEN
De Neef Scandanavia AB
Grace AB
Grace Catalyst AB
Grace Sweden AB
SWITZERLAND
De Neef (CH) AG
Grace Construction Products S.A. (f/k/a Pieri S.A.)
Union Societe Financiere SA
TAIWAN
W. R. Grace Taiwan, Inc.
THAILAND
W. R. Grace (Thailand) Limited
UNITED KINGDOM
A.A. Consultancy & Cleaning Company Limited
Alltech Associates Applied Science Limited
Cormix Limited
Borndear 1 Limited
Borndear 2 Limited
Borndear 3 Limited
Darex UK Limited
De Neef UK LTD
Emerson & Cuming (Trading) Ltd.
Emerson & Cuming (UK) Ltd.
Exemere Limited
Grace Construction Products Limited
Pieri U.K. Limited

COUNTRY/ SUBSIDIARY NAME

Servicised Ltd.
W. R. Grace Limited
VENEZUELA
Grace Venezuela, S.A.
Inversiones GSC, S.A.
VIETNAM
W. R. Grace Vietnam Company Limited